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                                  EXHIBIT 11

                   HUNTER RESOURCES, INC. AND SUBSIDIARIES

                     COMPUTATION OF NET INCOME PER SHARE



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
                                                                                       NINE MONTHS ENDED
                                                                                          SEPTEMBER 30,
                                                                               -----------------------------------
                                                                                      1994             1995
                                                                               ----------------   ----------------
         SHARES

 Primary:
      Weighted average common shares outstanding                                     17,946,000         17,289,000
      Weighted average treasury shares outstanding                                      (22,000)          ( 22,000)
                                                                               ----------------   ----------------
                                                                                     17,924,000         17,267,000
                                                                               ================   ================

 Fully diluted:                                                                      17,924,000         17,267,000
                                                                               ================   ================
 Per primary calculation above

         NET INCOME (LOSS)

 Primary:
      Net Income (Loss)                                                        $         38,000   $         33,000
                                                                               ================   ================
 Fully diluted:
      Net Income (Loss)                                                        $         38,000   $         33,000
                                                                               ================   ================

 NET INCOME (LOSS) PER SHARE:

 Primary:                                                                      $          0.002   $          0.002
                                                                               ================   ================
 Fully diluted:                                                                $          0.002   $          0.002
                                                                               ================   ================
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